Exhibit 10.14

QUANTUMtm

Date

«First Name» «Last Name»
Address

Dear «First Name»:

          We began the transition to a consolidated organizational model with our announcement in November.  Now we begin the challenging work of meeting the financial goals that we must achieve to meet the objectives we discussed.

          As a member of Quantum’s leadership team, you play a vital role in assuring that we are successful in these efforts and you are in a key position to influence and drive the changes that are needed to accomplish our objectives in both your organization and in the Company.

          In recognition of the significant importance of your contribution to our success, you will be included in a special Key Leadership Performance Bonus Plan that will focus on the achievement of specific goals related to profitability and execution.  Your target bonus will be «Target Bonus » of your current base salary of «Base Salary».  This equates to «Target Bonus Award in Shares» shares of restricted stock, which will be granted in increments of equivalent shares if pre-established performance goals are achieved.   The results required for payment of this bonus are indicated in Exhibit A.  The general program parameters are noted below and in the Key Leadership Performance Bonus Plan Agreement, which is attached in Exhibit B.

•	Performance goals will be measured quarterly over a 1-year period beginning January 1, 2004 and ending December 31, 2004.

•	Performance goals will be calculated quarterly by Quantum’s CEO, COO & VP HR

•	This Plan is not intended to replace AIBP

•

Actual bonus awards under the Plan will be awarded in the form of restricted stock.  The total number of restricted stock shares to be awarded will be calculated at the specified percent of your base salary as of January 1, 2004.

•

Restricted stock will be award in each of four quarters, beginning as of January 1, 2004.  Those awards will be based upon successful completion of defined objectives and deliverables (“Performance Metrics”) with a vesting period of 12 months for each stock award.

•	Maximum Award
• The maximum award under the Plan may not exceed your pre-determined maximum award amount of restricted stock

Form of Actual Bonus Award
• Payment of each actual bonus award will be in the form of unvested restricted stock under the Company’s 1993 Long-Term Incentive Plan

Determination of Actual Bonus Award
• After the end of each defined period (“Measurement Period”), Management will certify in writing the extent to which the Performance Metrics for each participant for the defined period.
• If Performance Metrics are met, a pre-determined amount of restricted stock will be awarded
• If Performance Metrics are not met, that pre-determined amount of restricted will not be awarded
• The Compensation Committee will formally approve actual bonus award recommendations on a quarterly basis

          «First Name», we are confident that your leadership will result in the achievement of these goals and the award of the corresponding bonus.

Sincerely,

/s/ John Gannon_____________
John Gannon                                              Date
President & COO Quantum

/s/ Rick Belluzzo_____________
Rick Belluzzo                                              Date
Chairman & CEO Quantum

          I agree to the following terms and conditions of this letter, the Performance Metrics (Exhibit A) and Key Leadership Performance Bonus Plan Agreement (Exhibit B) attached to this letter:

_______________________________            ______________________

«First Name» «Last Name»                                       Agreement Date
«Title»

Exhibit A

Performance Metrics

(January 1, 2004 to December 31, 2004)

Participant Name	Q4 FY 04	Q1 FY05	Q2 FY05	Q3 FY05